Exhibit 99.1

	FOR:	OshKosh B'Gosh, Inc.
	CONTACT:	David L. Omachinski Executive Vice President, Chief Operating Officer, Chief Financial Officer OshKosh B'Gosh, Inc. 920-232-4140
For Immediate Release
CONTACT: Investor Relations: Cara O'Brien/Melissa Myron FD Morgen-Walke 212-850-5600

OSHKOSH B'GOSH, INC. INCREASES QUARTERLY CASH DIVIDEND 57%

     Oshkosh, WI --August 7, 2003 -- Oshkosh B'Gosh, Inc. (NASDAQ:GOSHA), today announced that its Board of Directors has elected to increase the Company's quarterly cash dividend rates. The dividend on the Class A Common stock will increase to $0.11 per share from $0.07 per share and the dividend rate on the Class B Common stock will increase to $0.095 per share from $0.06 per share. The new dividend rates will be paid on September 2, 2003 to shareholders of record as of August 18, 2003.

     Douglas W. Hyde, Chairman, President and Chief Executive Officer said, "We are confident in the power of our brand and the initiatives we have in place to deliver solid financial performance over the long term. As we continue to focus on growing our business, generating solid cash flows and maintaining a healthy balance sheet, we view the dividend increase as an important vehicle to provide value to our shareholder base."

     OshKosh B'Gosh, Inc. is best known as a premier marketer of quality children's apparel and accessories, available in over 50 countries around the world. The Company is headquartered in Oshkosh, Wisconsin.

Statements contained herein that relate to the Company's future performance including, without limitation, statements with respect to the Company's anticipated financial position, results of operations or level of business for 2003 or any other future period, are "forward-looking statements" within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements, which are generally indicated by words or phrases such as "plan", "estimate", "project", "anticipate", "the Company believes", "management expects", "currently anticipates", "intends", "confident", "generate", "maintain" and similar phrases are based on current expectations only and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, projected, or estimated.

Among the factors that could cause actual results to materially differ include the level of consumer spending for apparel, particularly in the children's wear segment, the impact of deflation on children's wear apparel prices; risks associated with competition in the market place, including the financial condition of and consolidations, restructurings and other ownership changes in, the apparel and related products industry and the retail industry, the introduction of new products or pricing changes by the Company's competitors, and the Company's ability to remain competitive with respect to product, service and value; risks associated with the Company's dependence on sales to a limited number of large department and specialty store customers, including risks related to customer requirements for vendor margin support, as well as risks related to extending credit to large customers; risks associated with possible deterioration in the strength of the retail industry, including, but not limited to, business conditions and the economy, natural disasters, and the unanticipated loss of a major customer; risks related to the failure of Company suppliers to timely deliver needed raw materials, risks associated with importing its products using a global transportation matrix and the Company's ability to correctly balance the level of its commitments with actual orders; risks associated with terrorist activities as well as risks associated with foreign operations; risks related to the Company's ability to defend and protect its trademarks and other proprietary rights and other risks related to managing intellectual property issues. In addition, the inability to ship Company products within agreed time frames due to unanticipated manufacturing, distribution system or freight carrier delays or the failure of Company contractors to deliver products within scheduled time frames are risk factors in ongoing business. As a part of the Company's product sourcing strategy, it routinely contracts for apparel products produced by contractors in Asia, Mexico and Central America. If financial, political or other related difficulties were to adversely impact the Company's contractors in these regions, it could disrupt the supply of product contracted for by the Company.

The forward-looking statements included herein are only made as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.